Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

AMERICAN BATTERY TECHNOLOGY COMPANY

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share
	Equity	Preferred Stock, par value $0.001 per share
	Other	Warrants
	Other	Units (1)
	Unallocated (Universal) Shelf		457(o)	(2)	(2)	$150,000,000	(3)(4)	0.00014760	$22,140
Fees Previously Paid	—	—	—	—		—				—	—	—	—
Carry Forward Securities
	—	—	—	—	—	—		—	—
	Total Offering Amounts					$150,000,000			$22,140
	Total Fees Previously Paid								—
	Total Fee Offsets								$18,725.42
	Net Fee Due								$3,414.58

(1)	Each unit will be issued under a unit agreement and will represent an interest in two or more other securities, which may or may not be separable from one another.

(2)	Pursuant to Instruction 2.A.iii.b. of Item 16(b) of Form S-3, this information is not specified as to each class of securities to be registered. There is being registered hereby such indeterminate number of the securities of each identified class as may from time to time be issued at indeterminate prices. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies.

(3)	The securities being registered hereby may be convertible into or exchangeable or exercisable for other securities of any identified class. In addition to the securities set forth in the table, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued in connection with any stock split, stock dividend or similar transaction, including under any applicable anti-dilution provisions (including, without limitation, upon adjustment of the conversion or exchange rate thereof). Separate consideration may or may not be received for securities that are issued upon the conversion or exercise of, or in exchange for, other securities offered hereby.

(4)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	American Battery Technology Company	Form S-3	333-252492	01/28/2021	—	$18,725.42	Unallocated (Universal) Shelf	(5)	(5)	$171,635,393
Fee Offset Sources	American Battery Technology Company	Form S-3	333-252492	—	01/28/2021	—	—	—	—	—	$27,275

(5)	On January 28, 2021, the registrant initially filed a Registration Statement on Form S-3 (File No. 333-252492), which registration statement was amended on February 25, 2021, and became effective on March 15, 2021 (the “Prior Registration Statement”), which registered an aggregate amount of $250,000,000 of common stock, preferred stock, warrants and units to be offered by the registrant from time to time. In respect of the Prior Registration Statement, the registrant paid a registration fee of $27,275. Approximately $78,364,607 of securities were sold pursuant to the Prior Registration Statement, and upon effectiveness of the new registration statement, the Prior Registration Statement will have expired and all offerings thereunder will be completed or terminated. As a result, the registrant has $18,725.42 in unused filing fees associated with the Prior Registration Statement. In accordance with Rule 457(p) under the Securities Act, the registrant is using the unused filing fees to offset the filing fee payable in connection with this filing.